UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2013

New Source Energy Partners L.P.

(Exact name of Registrant as Specified in Charter)

Delaware	001-35809	38-3888132
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 230 Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 272-3028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 29, 2013, New Source Energy Partners L.P., a Delaware limited partnership (the “Partnership”) completed an acquisition of certain oil and gas properties located in Oklahoma (the “Assets”) from New Source Energy Corporation, a Delaware corporation (“NSEC”), Scintilla, LLC, an Oklahoma limited liability company (“Scintilla”) and W.K. Chernicky, LLC, an Oklahoma limited liability company (“WKC” and, collectively with NSEC and Scintilla, the “Contributors”) pursuant to Contribution Agreements (the “Contribution Agreements”) by and between the Partnership and each of the Contributors. As consideration for the Assets, the Partnership issued an aggregate of 1,378,500 common units representing limited partner interests in the Partnership (“Common Units”) to the Contributors. The Contribution Agreements contains representations and warranties, covenants and indemnification provisions that are typical for transactions of this nature. The acquisition of the Assets closed on March 29, 2013, with an effective date of March 1, 2013.

The Assets are located in the Golden Lane Field, where all of the Partnership’s current assets are located, and in the Luther Field, which is adjacent to the Golden Lane Field. The Assets had estimated proved reserves of 3.9 MMBoe as of December 31, 2012, of which 53% are proved developed, 10% are oil and 54% are natural gas liquids.

The foregoing summary of the Contribution Agreements does not purport to be complete, and is qualified in its entirety by reference to the Contribution Agreements filed as Exhibits 2.1, 2.2 and 2.3 hereto and incorporated herein by reference.

Relationships

David J. Chernicky, the Chairman of the Board of Directors of New Source Energy GP, LLC, the general partner of the Partnership (the “General Partner”), is the Chairman of the Board of Directors of NSEC and owns approximately 89.0% of its outstanding common stock. In addition, Mr. Chernicky owns 100% of the outstanding membership interests in Scintilla. Wayne Chernicky owns 100% of the outstanding membership interests in WKC and is the brother of David J. Chernicky. Wayne Chernicky does not serve as a director or officer of the General Partner or NSEC.

After giving effect to acquisition of the Assets, the Contributors and Mr. Chernicky collectively own (i) 30.6% of the general partner and (ii) approximately 2.3 million of the Partnership’s outstanding common units and approximately 2.2 million of the Partnership’s subordinated units representing limited partner interests, for an aggregate limited partner interest of approximately 50.1%. Certain officers and directors of NSEC or their affiliates serve as officers and/or directors of the General Partner.

The Board of Directors of the General Partner approved the transaction based on a recommendation from its conflicts committee, which consists of a sole director meeting the New York Stock Exchange listing standards for independence. The conflicts committee retained separate legal and financial advisors to assist it in evaluating and negotiating the transaction.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 above with respect to the acquisition by the Partnership of the Assets from the Contributors pursuant to the Purchase Agreement is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance by the Partnership of common units pursuant to the Contribution Agreements is incorporated herein by reference. The Common Units were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On April 1, 2013, in connection with completion of the acquisition of the Assets and entry into the Contribution Agreements described in Item 1.01 of this Current Report on Form 8-K, the Partnership issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Exhibits

(a) Financial Statements of Businesses Acquired.

The Partnership will file the financial statements as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Partnership will file the financial statements as required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1*	Contribution Agreement, dated as of March 29, 2013, by and between New Source Energy Partners L.P. and New Source Energy Corporation.

2.2*	Contribution Agreement, dated as of March 29, 2013, by and between New Source Energy Partners L.P. and Scintilla, LLC.

2.3*	Contribution Agreement, dated as of March 29, 2013, by and between New Source Energy Partners L.P. and W.K. Chernicky, LLC.

99.1	Press release dated April 1, 2013.

*	Pursuant to the rules of the Securities and Exchange Commission, the remaining schedules and similar attachments to these agreements have not been filed herewith. The Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Source Energy Partners L.P.

By:	New Source Energy GP, LLC, its general partner

By:	/s/ Kristian B. Kos
Name: Kristian B. Kos
Title: President and Chief Executive Officer

Date: April 4, 2013

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Contribution Agreement, dated as of March 29, 2013, by and between New Source Energy Partners L.P. and New Source Energy Corporation.

2.2*	Contribution Agreement, dated as of March 29, 2013, by and between New Source Energy Partners L.P. and Scintilla, LLC.

2.3*	Contribution Agreement, dated as of March 29, 2013, by and between New Source Energy Partners L.P. and W.K. Chernicky, LLC.

99.1	Press release dated April 1, 2013.

*	Pursuant to the rules of the Securities and Exchange Commission, the remaining schedules and similar attachments to these agreements have not been filed herewith. The Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.